UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 676-5773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, Jeffrey Housenbold, 44, was appointed to the Board of Directors of Groupon, Inc. (the “Company”), effective immediately.  Mr. Housenbold has served as President, Chief Executive Officer and a director of Shutterfly, Inc. (“Shutterfly”) (NASDAQ: SFLY) since January 2005. Prior to joining Shutterfly, Mr. Housenbold worked at eBay, serving in a variety of senior roles, including Vice President of Business Development and Internet Marketing, Vice President & General Manager, Business-to-Consumer Group and Vice President, Mergers & Acquisitions. Mr. Housenbold serves on the Board of Directors of Caesars Entertainment Corporation (NASDAQ:CZR), the world's largest casino entertainment company, and Chegg, the online student hub. He is also a member of the Board of Trustees of Carnegie Mellon University and serves as a special industry advisor to KKR & Co. L.P. (NYSE:KKR). Mr. Housenbold earned his MBA from Harvard Business School, where he was a Dean's Fellow and his undergraduate degrees in Economics and Business Administration from Carnegie Mellon University, where he was an Andrew Carnegie Presidential Scholar and graduated with High Honors. Mr. Housenbold brings to the Board substantial e-commerce and technology industry experience, as well as his experience as the Chief Executive Officer of a publicly traded company.

There is no arrangement or understanding with any person pursuant to which Mr. Housenbold was selected as a director. Mr. Housenbold’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors. Mr. Housenbold has not yet been named to any Board committees.

There are no family relationships between Mr. Housenbold and any of the directors and executive officers of the Company. The following is a transaction in which Mr. Housenbold has an interest requiring disclosure under Item 404(a) of Regulation S-K.

During 2012, the Company ran several deals with Shutterfly. As stated above, Mr. Housenbold is President, Chief Executive Officer, and a director of Shutterfly. Shutterfly received approximately $2,500,000 as a result of these Groupon deals.

ITEM 9.01	Financial Statements and Exhibits
.
Exhibit No.    Description

99.1        Press Release dated October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: October 24, 2013	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.        Description

99.1            Press Release dated October 23, 2013.